                                                                     Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K and into the Company's previously filed Registration Statement File No. 33-12034 and 33-31547, of our report dated January 21, 2000, included in Argonaut Group, Inc.'s 1999 Annual Report to Shareholders. It should be noted that we have not audited any consolidated financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                                             ARTHUR ANDERSEN LLP


San Francisco, California
March  21, 2000